FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): May 17, 2002


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


   Virginia                        0-5200                   54-0571303
(State or other                 (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)

                                ONE BONTEX DRIVE,
                        BUENA VISTA, VIRGINIA           24416-1500
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  540-261-2181



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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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On May 17, 2002, Bontex, Inc. (the "Company") received a Nasdaq Staff
Determination indicating that the Company has failed to regain compliance, in accordance with Marketplace Rule 4310(c)(8)(B), with the $1,000,000 market value of publicly held shares for continued listing set forth in Marketplace Rule 4310(c)(7), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market on May 24, 2002.

In addition, as previously reported, on March 5, 2002, Nasdaq notified the Company that the price of the Company's stock had closed for the previous thirty consecutive trading days below the minimum $1.00 per share requirement under its Marketplace Rules.

In response, on May 17, 2002, the Company requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. A hearing has been scheduled for June 21, 2002. Although there can be no assurance that the Panel will grant the Company's request for continued listing, the delisting will be stayed pending the Panel's decision.

If the Panel fails to grant the Company's request for continued listing, the Company's common stock will be delisted from The Nasdaq SmallCap Market. Although the Company intends to take actions in order to maintain the listing of its common stock on The Nasdaq SmallCap Market, the Company can not offer any assurance that it will be able to maintain such listing.

If the Company's common stock is delisted from The Nasdaq SmallCap Market, any trading in the common stock would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." Consequently, the liquidity of the Company's common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions and a reduction in securities analyst and the news media coverage, if any, that the Company receives. As a result, holders of the Company's common stock might find it more difficult to trade their common stock promptly and at reasonable prices or to obtain accurate quotations as to its price.

The foregoing discussion may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include, without limitation, statements about financing plans, cash flows, availability of capital, growth opportunities, benefits from new technologies, financial condition, capital expenditures, future results of operations or market conditions and involve certain risks, uncertainties and assumptions. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These and other forward-looking statements are found at various places throughout this report, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements should, therefore, be considered in light of various relevant factors. Actual results may differ materially from these forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, excessive worldwide footwear inventories, a shrinking U.S. domestic market for the Company's products, decreased sales to key customers, increased competition from non-woven materials, the reduction of prices by competitors, the increase in the relative price of the Company's products due to foreign currency devaluations, increased pulp and latex prices, capital illiquidity, unexpected foreign tax liabilities, the impact of any unusual items resulting from ongoing evaluations of the Company's business strategies, decreases in the Company's borrowing base, trading of the Company's common stock at a level where closing bid prices are too low or the market value of the public float is too low to remain listed on the Nasdaq SmallCap Market, increased funding requirements for the Company's pension plan, inability to recover deferred tax assets, an inability by the Company to renew its current credit facilities or obtain alternative financing, a market shift in demand from higher-quality products to more economical grade products with lower profit margins, higher energy prices, and increased costs of complying with environmental laws, and the impact of changes in political, economic or other factors, legal and regulatory changes or other external factors over which the Company has no control.

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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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             (c)      Exhibits.

                      None






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BONTEX, INC.

                                            By     /s/ James C. Kostelni
                                                   ---------------------
                                                     James C. Kostelni
                                                     President and Chief
                                                      Executive Officer


Date:  May 23, 2002



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